UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2025

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, N.E. Atlanta, Georgia (Address of principal executive offices)	30324 (Zip Code)

(Registrant’s telephone number, including area code): (404) 888-2000

Not Applicable

(Former Name or Former Address, If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 19, 2025, Rollins, Inc. (the “Company”) issued a press release announcing that it priced $500,000,000 aggregate principal amount of its 5.25% Senior Notes due 2035 (the “Notes”). The Notes will mature on February 24, 2035. The Notes will be guaranteed by the Company’s subsidiaries that are guarantors under its senior credit agreement. The Company intends to use the proceeds from the offering primarily to repay indebtedness incurred pursuant to its senior credit agreement, as well as for general corporate purposes, which may include dividends, share repurchases, acquisitions, working capital and capital expenditures. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Notes have been offered in a private offering that is exempt from registration under the Securities Act 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. This Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Rollins, Inc., dated February 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROLLINS, INC.

Date: February 19, 2025	By:	/s/ Kenneth D. Krause
		Name:	Kenneth D. Krause
		Title:	Principal Financial Officer